UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2014

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On October 2, 2014, Harvest Natural Resources, Inc. ("Harvest") issued a press release announcing that Petroandina Resources Corporation N.V. ("Petroandina"), a wholly owned subsidiary of Pluspetrol Resources Corporation B.V. ("Pluspetrol"), has elected to extend the current October 7, 2014 termination date under the Share Purchase Agreement dated December 16, 2013, for a period of one month. As a result, Harvest has elected to request disbursement of an additional $2.0 million loan from Petroandina during such extension. A copy of the press release announcing the extension and loan is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

On October 2, 2014, Harvest announced that Petroandina, a wholly owned subsidiary of Pluspetrol, has elected to extend the current October 7, 2014 termination date under the Share Purchase Agreement dated December 16, 2013, for a period of one month. As a result of Petroandina’s extension and in accordance with the Share Purchase Agreement, HNR Energia, B.V. ("HNR Energia"), a wholly owned subsidiary of Harvest, has elected to request disbursement of an additional $2.0 million loan from Petroandina during such extension.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of Harvest Natural Resources, Inc., dated October 2, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

October 2, 2014	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Harvest Natural Resources, Inc., dated October 2, 2014.